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                                                                    EXHIBIT 99.2

                           [Letterhead of KPMG LLP]





BY HAND DELIVERY


October 28, 1999


Board of Directors
Orbital Sciences Corporation
21700 Atlantic Blvd.
Dulles, VA  20166

Gentlemen:

We have examined the consolidated financial statements of Orbital Sciences Corporation (the "Company") as of December 31, 1998 and December 31, 1997 and for the each of the years then ended (the "Financial Statements") and issued our auditors' report thereon dated February 16, 1999, except as to note 12, which is as of March 18, 1999 (the "Report").

In light of recent developments at the Company subsequent to the issuance of the Report, which raise questions relating to the Company's Financial Statements, we cannot continue to be associated with those Financial Statements. Accordingly, KPMG LLP hereby advises you that our Report on the Company's Financial Statements should no longer be relied upon.

We request that you promptly advise those persons who have received a copy of the Report, and whom you believe are relying on the Financial Statements and the related Report, or who are likely to rely upon the Financial Statements and the related Report, of our notification to you that the Financial Statements and the Report should no longer be relied upon. Further, we ask you to determine, together with your legal counsel, the disclosures which the Company should make to the United States Securities and Exchange Commission and any other regulatory body having jurisdiction over the Company. We request that you promptly supply us with copies of any notifications you make pursuant to the request set forth in this paragraph.

Very truly yours,



KPMG LLP